BELL ATLANTIC--NEW JERSEY, INC.

                             DEBT SECURITIES

                          UNDERWRITING AGREEMENT

                                                           January 31, 1994

To the Representative
  named in Schedule I
  hereto of the Underwriters
  named in Schedule II hereto

Dear Sirs:

    Bell Atlantic--New Jersey, Inc., a New Jersey corporation ("Company"), may issue and sell from time to time one or more series of its debt securities registered under the registration statement referred to in Paragraph 1(a) hereof ("Securities" and individually "Security"). The Securities will be issued under an Indenture ("Indenture"), between the Company and First Fidelity Bank, National Association, Trustee, in one or more series and may vary as to interest rates, maturities, redemption provisions and selling prices, with all such terms for any particular Securities being determined at the time of sale. The Company proposes to sell to the underwriters named in Schedule II hereto ("Underwriters"), for whom you are acting as representative(s) ("Representative"), a series of Securities, of the designation, with the terms and in the aggregate principal amount specified in
Schedule I hereto ("Underwritten Securities" and individually "Underwritten Security"). If the firm or firms listed in Schedule II include only the firm or firms listed in Schedule I hereto, then the term "Underwriters" and "Representative", as used herein, shall each be deemed to refer to such firm or firms.

    1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

         (a) A registration statement on Form S-3 (No. 33-49851) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended ("Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") thereunder and has become effective. As used in this Agreement, (i) "Registration Statement" means that registration statement, as amended or supplemented to the date hereof;
    (ii) "Preliminary Prospectus" means each prospectus (including all documents incorporated therein by reference) included in the Registration Statement before it became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; (iii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iv) "Prospectus" means the Basic Prospectus together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the Underwritten Securities, as filed with, or mailed for filing to, the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus. The Company meets the requirements for use of Form S-3 under the Act and the Rules and Regulations.

         (b) The Registration Statement and the Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 3(c) hereof, all statements which are required by the Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, conformed on the date on which the Registration Statement originally became effective with the

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

    requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not, at any time during the period specified in Paragraph 3(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance and based upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, or as to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Indenture.

         (c) The documents incorporated by reference into any Preliminary Prospectus or the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 3(c) hereof, prepared by the Company in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 3(c) hereof, timely filed as required thereby.

         (d) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.

         (e) The Company is not in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement and any Delayed Delivery Contracts (as defined in Paragraph 2(b) hereof) and compliance by the Company with the provisions of the Underwritten Securities and the Indenture will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company; and except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws and except as set forth in Paragraph 1(h) hereof, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Delayed Delivery Contracts, if any, the Underwritten Securities and the Indenture.

         (f) On the Delivery Date (as defined in Paragraph 2(f) hereof) (i) the Indenture will have been duly authorized, executed and delivered by the Company and will constitute a legally binding obligation of the Company, (ii) the Underwritten Securities will have been duly authorized and, upon issuance and payment therefor as provided in this Agreement, will be validly issued and outstanding and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and
    (iii) the Underwritten Securities and the Indenture will conform to the descriptions thereof contained in the Prospectus.

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

         (g) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New Jersey, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, and has corporate power and authority necessary to own or hold its property and to conduct the business in which it is engaged.

         (h) The Company has filed with the New Jersey Board of Regulatory Commissioners ("BRC") an application with respect to the issuance and sale of the Underwritten Securities. The BRC has entered its order authorizing the issuance and sale thereof, subject to the limitations on the terms and conditions of such issuance and sale set forth in such order and such order has become final and non-appealable.

         (i) Except as described in the Registration Statement, there is no material litigation or governmental proceeding involving or, to the knowledge of the Company, threatened against the Company or affecting its properties which, if adversely determined, could reasonably be expected to result in any material adverse change in the financial condition, results of operations or business of the Company or which is required to be disclosed in the Registration Statement.

    2. Purchase and Offering. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price and on the other terms set forth in Schedule I hereto, the principal amount of the Underwritten Securities set forth opposite its name in Schedule II hereto.

    (b) Any offer to purchase Underwritten Securities for delayed delivery by institutional investors solicited by the Underwriters shall be made pursuant to a contract substantially in the form of Exhibit A attached hereto, with such changes therein as the Company and the Representative may approve ("Delayed Delivery Contracts"). The Company shall have the right, in its sole discretion, to approve or disapprove each such institutional investor. Underwritten Securities which are subject to Delayed Delivery Contracts are herein sometimes called "Delayed Delivery Underwritten Securities" and Underwritten Securities which are not subject to Delayed Delivery Contracts are herein sometimes called "Immediate Delivery Underwitten Securities".

    (c) Contemporaneously with the purchase on the Delivery Date by the Underwriters of the Immediate Delivery Underwritten Securities pursuant to this Agreement, the Company will pay to the Representative, for the account of the Underwriters, the compensation specified in Schedule I hereto for arranging the sale of Delayed Delivery Underwritten Securities. The Underwriters shall have no responsibility with respect to the validity or performance of any Delayed Delivery Contracts.

    (d) For the purpose of determining the principal amount of Immediate Delivery Underwritten Securities to be purchased by each Underwriter, there shall be deducted from the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in Schedule II hereto that portion of the aggregate principal amount of Delayed Delivery Underwritten Securities that the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in Schedule II hereof bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all of the Underwriters (in each case as adjusted by the Representative to avoid fractions of the minimum principal amount in which the Underwritten Securities may be issued), except to the extent that the Representative determines, in its discretion, that such deduction shall be otherwise than in such proportion and so advises the Company.

    (e) The Company shall not be obligated to deliver any Underwritten Securities except upon payment for all Immediate Delivery Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.

    (f) Delivery of and payment for the Immediate Delivery Underwritten Securities shall be made at such address, date and time as specified in
Schedule I hereto. This date and time are sometimes referred to as the "Delivery Date". On the Delivery Date the Company shall deliver the Immediate Delivery Underwritten Securities to the Representative for the account of each Underwriter against payment to or

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

upon the order of the Company of the purchase price by certified or official bank check or checks payable in next-day funds settled through the New York Clearing House or such other Clearing House as is named in Schedule
I. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Immediate Delivery Underwritten Securities shall be in fully registered form and in such denominations as set forth in Schedule I. Immediate Delivery Underwritten Securities shall be in such authorized denominations and registered in such names as the Representative shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Immediate Delivery Underwritten Securities, the Company shall make the Immediate Delivery Underwritten Securities available for inspection by the Representative in New York, New York not later than 2:00 P.M., local time, on the business day prior to the Delivery Date. As used herein, "business day" means any day on which the New York Stock Exchange is open for trading.

    3. Covenants of the Company. The Company agrees with the several
Underwriters:

         (a) To furnish promptly to the Representative and to counsel for the Underwriters one signed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the date hereof and relating to or covering the Underwritten Securities, and a copy of the Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith;

         (b) To deliver promptly to the Representative such reasonable number of the following documents as the Representative may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus;

         (c) To file with the Commission, during such period following the date hereof as the Prospectus is required by law to be delivered, any amendment to the Registration Statement or supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Act or requested by the Commission;

         (d) Prior to filing with the Commission during the period referred to in (c) above (i) any amendment to the Registration Statement, (ii) the Prospectus or any supplement thereto or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to such incorporated document, to furnish a copy thereof to the Representative and to counsel for the Underwriters, and the Company will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representative with a copy of such document for review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects;

         (e) To advise the Representative promptly (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge by the Commission to the accuracy or adequacy of any document incorporated by reference in the Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement (insofar as the Registration Statement relates to or covers the Underwritten Securities) or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

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

         (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

         (g) As soon as practicable, to make generally available to its security holders and to deliver to the Representative an earnings statement, conforming with the requirements of Section 11(a) of the Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement, as defined in Rule 158(c) under the Act;

         (h) During a period of five years after the date hereof, to furnish to the Representative copies of all reports and financial statements furnished by the Company to each securities exchange on which securities issued by the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

         (i) To endeavor to qualify the Underwritten Securities for offer and sale under the securities laws of such jurisdictions as the Representative may reasonably request;

         (j) To use its best efforts to obtain the listing of the Underwritten Securities on the securities exchange, if any, set forth on Schedule I ("Stock Exchange") on or prior to the Delivery Date and to cause such listing to be continued so long as such listing remains commercially practicable in the reasonable judgment of the Company; and to furnish from time to time any and all documents, instruments, information and undertakings that may be necessary in order to effect such listing;

         (k) To pay all costs incident to the authorization, issuance, sale and delivery of the Underwritten Securities; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and the Prospectus and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement and the Delayed Delivery Contracts, if any; the costs of any filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the Securities, including the Underwritten Securities; the fees and expenses of qualifying the Securities, including the Underwritten Securities, under the securities laws of the several jurisdictions as provided in Paragraph 3(i) and of preparing and printing a Blue Sky memorandum, and a memorandum concerning the legality of the Securities, including the Underwritten Securities, as an investment (including fees of counsel to the Underwriters); and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided that, except as provided in this Paragraph 3(k) and in Paragraph 7 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters;

         (l) Until the termination of the offering of the Underwritten Securities, to timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

         (m) During the period beginning on the date hereof and continuing to the Delivery Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company with maturities longer than one year, other than Underwritten Securities to the Underwriters or pursuant to Delayed Delivery Contracts.

    4. Conditions to the Obligations of the Underwriters. The respective obligations of the Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy, on the date hereof and on the Delivery Date, of the representations and warranties of the Company contained herein

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

or in any certificate delivered pursuant to the provisions hereof, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten
Securities:

         (a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made by the Commission to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with and there shall be no material adverse change in the financial condition of the Company;

         (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities and the Indenture and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Drinker Biddle & Reath, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters;

         (c) The General Counsel of the Company shall have furnished to the Representative her opinion addressed to the Underwriters and dated the Delivery Date to the effect that:

              (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of New Jersey and has the corporate power and authority to own its property and carry on its business as now being conducted;

              (ii) The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company), and is authorized by its Restated Certificate of Incorporation to conduct the business in which it is engaged as described in the Prospectus;

              (iii) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and is a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

              (iv) The Immediate Delivery Underwritten Securities have been duly authorized, and when executed and authenticated as provided in the Indenture and duly delivered against payment therefor pursuant to this Agreement, will be legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

              (v) The Delayed Delivery Underwritten Securities, if any, have been duly authorized, and when executed and authenticated as provided in the Indenture and duly delivered against payment therefor pursuant to this Agreement and the related Delayed Delivery Contracts, will be legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

              (vi) The Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their respective terms;

              (vii) This Agreement has been duly authorized, executed and delivered by the Company;

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              (viii) The Underwritten Securities, the Indenture and any
         Delayed Delivery Contracts conform as to legal matters to the statements concerning them in the Registration Statement and the Prospectus under the following (or comparable) captions: "Description of Securities," "Description of the Debentures" and "Plan of Distribution";

              (ix) The Company is not in material violation of its corporate charter or by-laws, or to the best of such counsel's knowledge, in material default under any material agreement, indenture or instrument;

              (x) The execution, delivery and performance of this Agreement and the Delayed Delivery Contracts, if any, and compliance by the Company with the provisions of the Underwritten Securities and the Indenture will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a material default under, any agreement, indenture or instrument known to such counsel, or result in material violation of the corporate charter or by-laws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its property;

              (xi) All legally required proceedings in connection with the authorization, issue and validity of the Underwritten Securities and the sale of the Underwritten Securities by the Company in accordance with this Agreement have been taken, all legally required orders, consents or other authorizations or approvals of the BRC and of any other public boards or bodies have been obtained and all conditions precedent to the issue of the Underwritten Securities in any such order, consent, authorization or approval have been fulfilled, except such as may be required under state securities or Blue Sky laws;

              (xii) Such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company which would affect the subject matter of this Agreement or is required to be disclosed in the Prospectus which is not disclosed, and all statements included or incorporated in the Prospectus describing any such litigation or governmental proceedings fairly summarize such matters; and

              (xiii) Such counsel does not know of any contracts which are required to be filed as exhibits to the Registration Statement or to any document incorporated therein by reference which are not so filed and does not know of any contracts which are required to be summarized in the Prospectus which are not so summarized.

         Such opinion shall also state that the Registration Statement has become effective under the Act, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened, the Registration Statement and the Prospectus as of their respective effective or issue dates complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under said Acts (except that no statement need be made as to the financial statements and other financial data contained therein) and each document incorporated by reference in the Prospectus as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that no opinion need be made as to the financial statements and other financial data contained therein).

         Such opinion shall also contain a statement that counsel has no reason to believe that (except for financial statements and other financial data contained therein as to which no statement need be made)
    (i) the Registration Statement, when it became effective or on the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading on the Delivery Date.

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

         (d) The Company shall have furnished to the Representative on the Delivery Date a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its Treasurer or an Assistant Treasurer stating that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in Paragraph 1 hereof are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Paragraphs 4(a), 4(h) and 4(i) hereof have been fulfilled.

         (e) If the Prospectus contains a discussion of federal taxation issues with respect to the Underwritten Securities, the Company shall have furnished to the Representative a letter of its United States tax counsel addressed to the Underwriters and dated the Delivery Date to the effect that (i) the Underwriters may rely on the opinion of such counsel filed as an exhibit to the Registration Statement to the same extent as though it were dated the date of such letter authorizing reliance, and (ii) such counsel has reviewed the other statements in the Prospectus under the caption "Federal Tax Matters" and, insofar as they are, or refer to, statements of United States law or legal conclusions, such statements are accurate in all material respects;

         (f) The Company shall have furnished to the Representative in the forms heretofore approved by the Representative (with such changes therein, if any, as the Representative may hereafter approve in its reasonable discretion) (i) a letter of Coopers & Lybrand, addressed to the Underwriters and dated January 31, 1994 (and, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five business days prior to the date of such letter), of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72 and (ii) a letter of Coopers & Lybrand, addressed to the Underwriters and dated the Delivery Date, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five business days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter referred to in subclause (i) above and confirming in all material respects the conclusions and findings set forth in such prior letter;

         (g) Drinker Biddle & Reath, as counsel for the Underwriters, shall have furnished to the Representative on the Delivery Date such opinions with respect to the validity of the Underwritten Securities and with respect to the Registration Statement, the Prospectus, and other related matters as the Representative may reasonably require;

         (h) The BRC shall have granted authorization, and on the Delivery Date such authorization shall be in full force and effect, permitting the issuance and sale of the Underwritten Securities upon the terms and conditions hereunder set forth or contemplated and containing no provision unacceptable to the Underwriters, and all conditions precedent to the issuance and sale of the Underwritten Securities contained therein shall have been fulfilled;

         (i) Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of any of the Company's debt securities by any of the following nationally recognized statistical rating organizations, nor shall any of such organizations have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading: Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co.; and

         (j) Subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus, there shall have been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company, except as set forth in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, as of the effective date of this Agreement.

    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative. In rendering its opinion, Drinker Biddle & Reath may rely on the opinion of Stryker Tams & Dill as to matters of New Jersey law.

    In case any of the conditions specified above in this Paragraph 4 shall not have been fulfilled on the Delivery Date, this Agreement may be terminated by the Representative by delivering written notice of termination to the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in Paragraphs 3, 7 and 9 hereof.

    5. Conditions to the Obligations of the Company. The obligations of the Company to sell and deliver the Underwritten Securities are subject to the following conditions precedent:

         (a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made by the Commission to the accuracy or adequacy of any document incorporated by reference in the Prospectus; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and

         (b) The BRC shall have granted authorization, and on the Delivery Date such authorization shall be in full force and effect, permitting the issuance and sale of the Underwritten Securities upon the terms and conditions hereunder set forth or contemplated and all conditions precedent to the issuance and sale of the Underwritten Securities contained therein shall have been fulfilled.

    In case any of the conditions specified above in this Paragraph 5 shall not have been fulfilled on the Delivery Date, this Agreement may be terminated by the Company by delivering written notice of termination to the Representative. Any such termination shall be without liability of any party to any other party except to the extent provided in Paragraphs 3, 7 and 9 hereof.

    6. Termination by Representative. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company, if prior to the Delivery Date, (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) trading of any security issued by the Company shall have been suspended on any exchange or in any other over-the-counter market,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any material outbreak or escalation of hostilities or other material calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impractical to market the Securities.

    7. Payment of Expenses in Certain Circumstances. If the purchase of the Underwritten Securities by the Underwriters is not consummated for any reason other than a default by one or more of the Underwriters, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Paragraph 3, the respective obligations of the Company and the Underwriters pursuant to Paragraph 9 shall remain in effect, and the Company will reimburse the Representatives for the reasonable out-of-pocket expenses of the Underwriters, not exceeding $100,000, and for the fee and disbursements of Drinker Biddle & Reath, the Underwriters agreeing to pay such expenses, fee and disbursements in any other event. In no event will the Company be liable to any of the Underwriters for damages on account of loss of anticipated profits.

    8. Default by Underwriters. If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by each remaining non-defaulting Underwriter set forth therein bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Immediate Delivery Underwritten Securities if the aggregate principal amount of Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 9.09% of the total principal amount of Underwritten Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by it. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Immediate Delivery Underwritten Securities. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase within 48 hours of the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

    Nothing contained in this Paragraph 8 shall relieve a defaulting Underwriter of any liability if may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Immediate Delivery Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of the Company or the Representative may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

    9. Indemnification. (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and such controlling person for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance and based upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein; and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Underwritten Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus, unless such failure resulted from non-compliance by the Company with Paragraph 3(b) hereof. For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom such Underwriter has delivered such incorporated documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

    (b) Each Underwriter shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance and based upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding subparagraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses or more than one separate firm in addition to any local counsel for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Paragraph 9(a) and by the Company in the case of parties indemnified pursuant to Paragraph 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

    (d) If the indemnification provided for in this Paragraph 9 shall for any reason be unavailable to an indemnified party under Paragraph 9(a) or 9(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Underwritten Securities. If, however, this allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Underwritten Securities and the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the

Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 9(d) shall be deemed to include, for purposes of this Paragraph 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Paragraph 9(d) are several in proportion to their respective underwriting obligations and not joint.

    (e) The agreements contained in this Paragraph 9 and the representations, warranties and agreements of the Company in Paragraph 1 and Paragraph 3 hereof shall survive the delivery of the Underwritten Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

    10. Notices. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by, or on behalf of, the Representative. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by telegraph addressed to the Representative at its address set forth in Schedule I hereto, and any notice by the Underwriters to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at 540 Broad Street, Newark, NJ 07101, Attention of the Controller and Treasurer.

    11. Successors. This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 9 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successors" shall not include any purchaser of the Underwritten Securities merely because of such purchase.

    12. Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

    13. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement between the Company and the several Underwriters.

                            Very truly yours,

                            Bell Atlantic - New Jersey, Inc.

                            By /s/ Michael J. Losch
                               ------------------------------------------------
                                   Title: Treasurer and Chief Financial Officer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Morgan Stanley & Co. Incorporated

By /s/ Steven B. Fitzpatrick
   ---------------------------------------------------------
          Title: Vice President

For itself and as Representative of the several Underwriters named in Schedule II to the foregoing Agreement.

                                 SCHEDULE I

Underwriting Agreement dated January 31, 1994

Registration Statement No. 33-49851

Representative and Address: Morgan Stanley & Co. Incorporated
                            1221 Avenue of the Americas, 4th Floor
                            New York, NY 10020-0060

Underwritten Securities:
    Designation: Ten Year 5.875% Debentures, due February 1, 2004

    Principal Amount: $250,000,000

    Indenture dated as of December 22, 1993 between New Jersey Bell Telephone Company (now Bell Atlantic - New Jersey, Inc.) and First Fidelity Bank, National Association, New Jersey (now First Fidelity Bank, National Association), as Trustee.

    Date of Maturity: February 1, 2004

    Interest Rate: 5.875% per annum, payable February 1 and August 1 of each year, commencing August 1, 1994 to holders of record as of the preceding January 15 or July 15 as the case may be.

    Purchase Price: 99.4832% of the principal amount thereof, plus accrued interest from February 1, 1994 to the date of payment and delivery.

    Redemption Provisions: Not redeemable prior to maturity.

    Form and Authorized Denominations: Registered--$1,000 and integral multiples thereof

    Stock Exchange Listing: None

    Delivery Date, Time and Location: February 14, 1994 at the offices of
                                      Drinker, Biddle & Reath
The Delayed Delivery Contracts shall have the following terms: N/A

    Delivery Date:

    Expiration Date:

    Compensation to Underwriters:

    Minimum principal amount of Underwritten Securities to be sold pursuant to any Delayed Delivery Contract:

    Maximum aggregate principal amount of Underwritten Securities to be sold pursuant to all Delayed Delivery Contracts:

                                 SCHEDULE II

                                                           Principal
                                                           Amount of
                                                         Underwritten
Name of Underwriter                                       Securities
- -------------------                                      ------------

Morgan Stanley & Co. Incorporated .....................  $100,000,000
Bear, Stearns & Co. Inc. ..............................    50,000,000
Donaldson, Lufkin & Jenrette Securities Corporation ...    50,000,000
Smith Barney Shearson Inc. ............................    50,000,000
                                                         ------------
                                                  Total  $250,000,000
                                                         ============

                                                                  EXHIBIT A

                    NEW JERSEY BELL TELEPHONE COMPANY

                        DELAYED DELIVERY CONTRACT

                                                                      , 199

Controller and Treasurer
New Jersey Bell Telephone Company
540 Broad Street
Newark, NJ 07101

Re:

Dear Sirs:

    The undersigned hereby agrees to purchase from New Jersey Bell Telephone Company, a New Jersey corporation ("Company"), and the Company hereby agrees to sell to the undersigned,

                                    $

    principal amount of the Company's above-captioned securities
("Securities"), offered by the Company's prospectus dated             , 199 ,
as supplemented by the prospectus supplement dated             , 199
(collectively, the "Prospectus"), receipt of a copy of which is hereby acknowledged, at a purchase price of % of the principal amount thereof plus
accrued interest from             , 199  to the Delivery Date (as defined in
the next paragraph) and on the further terms and conditions set forth in this Contract.

    Payment for and delivery of the Securities to be purchased by the
undersigned shall be made on         , 199 , herein called the "Delivery Date".

    At 10:00 A.M., New York time, on the Delivery Date, the Securities to be purchased by the undersigned hereunder will be delivered by the Company to the undersigned, and the undersigned will accept delivery of such Securities and will make payment to the Company of the purchase price therefor, at the office
of       . Payment will be by certified or official bank check payable in next-day funds settled through the New York Clearing House, or such other Clearing House as the Company may designate, to or upon the order of the Company. The Securities will be delivered in such authorized forms and denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than two full business days prior to the Delivery Date or, if the undersigned fails to make a timely designation in the foregoing manner, in the form of one definitive fully registered certificate representing the Securities in the above principal amount, registered in the name of the undersigned.

    This contract will terminate and be of no further force and effect after
            , 199 , unless (i) on or before such date it shall have been executed and delivered by both parties hereto and (ii) the Company shall have sold to the Underwriters named in the Prospectus the Immediate Delivery Underwritten Securities (as defined in the Underwriting Agreement referred to in the Prospectus). The Company will mail or deliver to the undersigned at its address set forth below a notice to that effect, stating the date of the occurrence thereof, accompanied by copies of the opinion of counsel for the Company delivered to such Underwriters pursuant to Paragraph 4(c) of the Underwriting Agreement.

    The obligation of the undersigned to accept delivery of and make payment for the Securities on the Delivery Date will be subject to the condition that the Securities shall not, on the Delivery Date, be an investment prohibited by the laws of the jurisdiction to which the undersigned is subject, the undersigned hereby representing that such an investment is not so prohibited on the date hereof.

    This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors but will not be assignable by either party hereto without the written consent of the other.

    It is understood that acceptance of any Delayed Delivery Contract (as defined in said Underwriting Agreement) is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                      Very truly yours,

                                      ---------------------------------------

                                      By
                                         ------------------------------------

                                         ------------------------------------

                                         Title

                                         ------------------------------------

                                         ------------------------------------

                                         Address

Accepted as of    , 199

New Jersey Bell Telephone Company

By
   -------------------------------------
    Title:

                PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

    The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows:
(Please print.)

                                                               TELEPHONE NO.
                                                                (INCLUDING
                    NAME                                        AREA CODE)
                    ----                                       -------------